UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2004

JOHN B. SANFILIPPO & SON, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2299 Busse Road, Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 593-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Summary Financial Data
Net Sales by Brand In Consumer Channel
Net Sales by Sub-channel
Estimated Time Line for Facility Consolidation Project
Pro Forma Capitalization

Item 7.01 Regulation FD Disclosure.

On November 10, 2004, John B. Sanfilippo & Son, Inc. (the “Company”), through its exclusive agent, distributed a private placement memorandum (the “Memorandum”) to potential investors for the issuance of $60 million in senior unsecured notes (the “Notes”). In conjunction with the Memorandum, the Company updated its standard presentation (the “Presentation”) to investors. Included in the Memorandum and/or Presentation was certain previously undisclosed information. Certain exhibits are filed as part of this Current Report on Form 8-K in Item 9.01 below. Other previously undisclosed information includes the following:

Market Share

The Company’s United States nut market share was approximately 9.7% and 8.6% for the years ended June 24, 2004 and June 26, 2003, respectively.

Facility Consolidation Project

The Company reported in its Quarterly Report on Form 10-Q for the quarter ended September 23, 2004, that it had entered into a letter of intent to purchase a site (the “Current Site”) for the consolidation of its Chicago area facilities into a single location. In addition to the Current Site, the Company also reported that it plans to continue to develop the site originally selected for the facilities’ consolidation (the “Original Site”) in Elgin, Illinois.

The Current Site consists of 100 acres containing a 660,000 square foot warehouse and a four story 400,000 square foot office building. The current owner is expected to lease 160,000 square feet of this office space for the first three years and will have the right to extend this lease for two one year terms and for an additional five year term with a 2.5% annual rental escalator. The Company expects to receive rental income of $4.5 million over the first three years, with the opportunity for additional rental income of approximately $15 million over seven years from the current owner. Presently, the Company intends to convert a portion of the existing warehouse into office space for its corporate staff and lease the entire space in the office building to other parties in addition to the current owner. In addition to the existing buildings, the Company plans to build two additions totaling 350,000 square feet and will upgrade parts of the facility to a food grade manufacturing level. The Company anticipates that the project will take approximately three years from the time the Current Site is acquired in March 2005 to the time the new facility is fully placed in service.

Forward-Looking Statements

The “Facility Consolidation Project” section above, and certain of the “Exhibits” listed below, contains forward-looking statements. These forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties. Consequently, the Company’s actual results could differ materially. Among the factors that could cause results to differ materially from current expectations regarding the facility consolidation project are: (i) delays in construction; (ii) increased borrowings; (iii) problems with respect to transferring equipment or obtaining new equipment; (iv) failure to receive the anticipated rental income at the Current Site; (v) the inability to recoup the Company’s investment at the Original Site; and (vi) the timing and occurrence (or nonoccurrence) of other transactions and events which may be subject to circumstances beyond the Company’s control.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The exhibits filed herewith are listed in the Exhibit Index which follows the signature page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
November 10, 2004	By:	/s/ Michael J. Valentine
Michael J. Valentine
Executive Vice President Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibits	Description
99.1	Summary Financial Data for the year ended June 29, 2000 through the latest twelve months ended September 23, 2004
99.2	Net Sales by Brand in Consumer Channel for the year ended June 24, 2004
99.3	Net Sales by Sub-channel in Industrial Channel for the year ended June 24, 2004
99.4	Estimated Time Line for Facility Consolidation Project
99.5	Pro Forma Capitalization